Exhibit 99.1

SeaChange Reports Fiscal Q1 2024 Financial and Operational Results

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Total first quarter revenue of $7.0 million, up 4% year-over-year, driven by a 40% increase in recurring service revenue
•
Achieved significant margin expansion and cost controls, reducing net income losses year-over-year to $0.7 million from $3.0 million
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Adjusted EBITDA approaches breakeven at a loss of $0.2 million in the first quarter, providing an expected profitable outlook for fiscal 2024
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Bolstered further recurring revenue streams by securing two major customer renewals in the first quarter

Boston, MA – June 12, 2023 – SeaChange International, Inc. (NASDAQ: SEAC), (“SeaChange” or the “Company”), a leading provider of video delivery, advertising, streaming platforms, and emerging Free Ad-Supported Streaming TV services (“FAST”) development, today reported financial and operational results for the fiscal first quarter ended April 30, 2023.

Fiscal First Quarter 2024 and Recent Highlights

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Secured significant renewals with two Tier 1 operators in North America, generating seven-figure service level agreements
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Launched two new StreamVid customers, including a premium subscription service for a major content owner in the Middle East and an event-based streaming service for a sports event organizer in the U.S.
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Expanded partnerships with Source Digital and Fox Sports Mexico by initiating Source Digital’s interactive metaverse experience and launching Fox Sports Mexico onto the Roku platform
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Supported the ongoing global expansion for the VIDAA Free platform, successfully rolling the platform out in the U.S., UK, and Australia
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Continued to make product enhancements, including personalization options for FAST channels, improved ad targeting, cost optimizations for FAST bouquet customers, and ongoing software upgrades for streamlined support
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Gross margin expanded to 59%, up from 48% in the fiscal first quarter 2023
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Adjusted EBITDA loss decreased more than $1 million, representing an 83% improvement from the year-ago period
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Net loss improved by $2.3 million or 76% from fiscal first quarter 2023
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Cash flow positive from operations for the third consecutive quarter, ending the first quarter with $15.2 million in cash and cash equivalents and marketable securities combined

Management Commentary

“Our first quarter results represent continued year-over-year momentum and consistency as we continue our shift towards a SaaS-based business model,” said Chairman and Chief Executive Officer, Peter D. Aquino. “With service revenues up 40% year-over-year, our focus on generating recurring revenue streams has proven effective, underscoring SeaChange's commitment to long-term growth and stability. We are well positioned for another profitable, debt-free year, allowing us to remain opportunistic in evaluating strategic alternative opportunities for the Company throughout the rest of fiscal 2024.”

President Chris Klimmer continued: “Operationally, we strengthened existing partnerships with key customers such as VIDAA and Fox Sports Mexico, while also successfully launching two new StreamVid customers in the Middle East and the United States. Looking ahead, we are highly encouraged by the prevailing tailwinds in the connected TV market and the ongoing consumer shift towards free ad-supported content. We have unwavering confidence in our ability to capitalize on these robust trends, which is further reinforced by our world-class software engineering team consisting of over 100 in-house employees.”

Chief Financial Officer Mark Szynkowski added: “Our ongoing efforts to reduce operating costs have yielded positive results, which is evident in our Q1 financial performance. Our balance sheet remains debt-free, with $15.2 million in cash and cash equivalents and marketable securities, which is up from $14.7 million in the prior quarter. As we continue to improve our operating costs and cash flow, building upon our third consecutive quarter of generating positive cash flow from operations, we remain confident in our ability to achieve profitability later this fiscal year.”

Fiscal First Quarter 2024 Financial Results

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Total revenue was $7.0 million, a decrease of 31% from $10.2 million in the fourth quarter of fiscal 2023 and an increase of 4% from $6.7 million in the first quarter of fiscal 2023. The year-over-year increase in total revenue was primarily due to higher service revenue.
•
Product revenue was $1.5 million (or 22% of total revenue), compared to $6.2 million (or 61% of total revenue) in the fourth quarter of fiscal 2023, which included a significant one-time licensing event, and $2.8 million (or 42% of total revenue) in the first quarter of fiscal 2023.
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Service revenue was $5.5 million (or 78% of total revenue), compared to $3.9 million (or 39% of total revenue) in the fourth quarter of fiscal 2023 and $3.9 million (or 58% of total revenue) in the first quarter of fiscal 2023.
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Gross profit was $4.2 million (or 59% of total revenue), a decrease of 44% compared to $7.4 million (or 73% of total revenue) in the fourth quarter of fiscal 2023, inclusive of the aforementioned one-time licensing event, and increased 29% compared to $3.2 million (or 48% of total revenue) in the first quarter of fiscal 2023.
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Total non-GAAP operating expenses were $4.5 million, compared to non-GAAP operating expenses of $5.8 million in the fourth quarter of fiscal 2023 and $4.7 million in the first quarter of fiscal 2023.
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GAAP loss from operations totaled $0.8 million, compared to GAAP income from operations of $1.2 million in the fourth quarter of fiscal 2023 and a GAAP loss from operations of $2.7 million in the first quarter of fiscal 2023.

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Adjusted for the effect of the 1-for-20 reverse stock split that occurred in May 2023, GAAP net loss totaled $0.7 million, or $(0.28) per basic and fully diluted share compared to GAAP net income of $1.7 million, or $0.69 per basic share, in the fourth quarter of fiscal 2023 and GAAP net loss of $3.0 million, or $(1.21) per basic share, in the first quarter of fiscal 2023.
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Adjusted for the effect of the 1-for-20 reverse stock split that occurred in May 2023, Non-GAAP loss from operations totaled $0.3 million, or $(0.12) per basic and fully diluted share compared to non-GAAP income from operations of $1.6 million, or $0.64 per basic share, in the fourth quarter of fiscal 2023, and non-GAAP loss from operations of $1.5 million, or $(0.60) per basic share, in the first quarter of fiscal 2023. Adjusted for the effect of the 1-for-20 reverse stock split that occurred in May 2023, adjusted EBITDA for the quarter totaled a loss of $0.2 million, or $(0.09) per basic and fully diluted share compared to a loss of $1.4 million, or $(0.57) per fully and diluted share, in the prior fiscal first quarter period.
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Ended the first quarter of fiscal 2024 with cash and cash equivalents of $13.8 million, $1.4 million of marketable securities, and no debt.

In addition, on June 7, 2023, the Company received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market because the Company’s common stock had a closing bid price of at least $1.00 per share for 10 consecutive business days. Accordingly, in the Notice, Nasdaq stated that the matter is now closed.

About SeaChange International, Inc.

SeaChange International, Inc. (NASDAQ: SEAC) provides first-class video streaming, linear TV, and video advertising technology for operators, content owners, and broadcasters globally. SeaChange technology enables operators, broadcasters, and content owners to cost-effectively launch and grow premium linear TV and direct-to-consumer streaming services to manage, curate, and monetize their content. SeaChange helps protect existing and develop new and incremental advertising revenues for traditional linear TV and streaming services with its unique advertising technology. SeaChange enjoys a rich heritage of nearly three decades of delivering premium video software solutions to its global customer base.

Forward-Looking Statements

Certain statements in this press release and any oral statements made regarding the contents of this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date. Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s expectations to continue to add value to its customer’s go-to-market video and ad-tech platforms, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Risks that could cause actual results to differ include, but are not limited to:

weakened global economic conditions, including inflation; a reduction in spending by customers on video solutions and services would adversely affect our business, financial condition and operating results; the increase in labor, service and supply costs, including as a result of inflationary pressures; the manner in which the multiscreen video and over-the-top markets develop; our efforts to become a company that primarily provides software solutions; the inability to successfully compete in our marketplace; the failure to respond to rapidly changing technologies related to multiscreen video; the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria to have been satisfied in a given fiscal quarter; the cancellation or deferral of purchases of our products or final customer acceptance; a decline in demand or average selling prices for our products and services; our entry into fixed-price contracts, which could subject us to losses if we have cost overruns; warranty claims on our products and any significant warranty expense in excess of estimates; the possibility that our software products contain serious errors or defects; turnover in our senior management; our ability to retain key personnel and hire additional personnel; the failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; risks related to public health pandemics such as the COVID-19 pandemic; the impact of the ongoing conflict in Ukraine on our business; our ability to remain listed on The Nasdaq Stock Market; the success and timing of regulatory submissions; litigation regarding intellectual property rights; risk related to protection of our intellectual property; changes in the regulatory environment; significant risks to our business when we engage in the outsourcing of engineering work, including outsourcing of software work overseas; fluctuations in foreign currency exchange rates could negatively impact our financial results and cash flows; weakened global economic conditions that may harm our industry, business and results of operations; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K, subsequent quarterly reports and in subsequent filings SeaChange makes with the SEC from time to time, particularly under the heading “Risk Factors.” Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Cameron Williams

Gateway Group, Inc.
949-574-3860
SEAC@gateway-grp.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	April 30, 2023	January 31, 2023
	(Unaudited)
Assets
Cash and cash equivalents	$13,790	$13,415
Marketable securities	1,409	1,244
Accounts receivable, net	7,362	10,382
Unbilled receivables	13,013	12,801
Prepaid expenses and other current assets	2,834	2,314
Property and equipment, net	670	713
Other assets	1,630	1,790
Total assets	$40,708	$42,659
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$4,696	$6,048
Deferred revenue	5,179	5,302
Income taxes payable	98	98
Total liabilities	9,973	11,448
Total stockholders' equity	30,735	31,211
Total liabilities and stockholders' equity	$40,708	$42,659

SeaChange International, Inc.

Consolidated Statements of Operations (Unaudited)

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2023	2022
Revenue:
Product	$1,540	$2,826
Service	5,452	3,897
Total revenue	6,992	6,723
Cost of revenue:
Product	971	1,645
Service	1,868	1,858
Total cost of revenue	2,839	3,503
Gross profit	4,153	3,220
Operating expenses:
Research and development	1,797	1,707
Selling and marketing	907	982
General and administrative	2,113	2,286
Severance and restructuring costs	44	165
Transaction costs	98	816
Total operating expenses	4,959	5,956
Loss from operations	(806)	(2,736)
Other income (expense), net	141	(259)
Loss before income taxes	(665)	(2,995)
Income tax benefit	(49)	(1)
Net loss	$(714)	$(2,996)
Net loss per share, basic and diluted	$(0.28)	$(1.21)
Weighted average common shares outstanding, basic and diluted	2,521	2,469
Comprehensive loss:
Net loss	$(714)	$(2,996)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	105	(576)
Unrealized losses on marketable securities	(10)	—
Total other comprehensive income (loss)	95	(576)
Comprehensive loss	$(619)	$(3,572)

Share and per share information reflects the effect of a 1-for-20 reverse stock split.

SeaChange International, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(Unaudited, Amounts in thousands)

	For the Three Months Ended April 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(714)	$(2,996)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	64	67
Discount accretion and premium amortization on marketable securities	(8)	—
Provision for credit losses	34	88
Stock-based compensation expense	361	284
Realized and unrealized foreign currency transaction loss	84	357
Changes in operating assets and liabilities:
Accounts receivable	3,156	1,351
Unbilled receivables, net	(564)	104
Prepaid expenses and other current assets and other assets	(455)	(359)
Accounts payable	284	(652)
Accrued expenses and other liabilities	(1,572)	79
Deferred revenue	(91)	934
Net cash provided by (used in) operating activities	579	(743)
Cash flows from investing activities:
Purchases of property and equipment	—	(15)
Proceeds from sales of marketable securities	500	—
Purchases of marketable securities	(667)	—
Net cash used in investing activities	(167)	(15)
Effect of exchange rate on cash, cash equivalents and restricted cash	(26)	(328)
Net increase (decrease) in cash, cash equivalents and restricted cash	386	(1,086)
Cash, cash equivalents and restricted cash at beginning of period	13,726	17,856
Cash, cash equivalents and restricted cash at end of period	$14,112	$16,770
Non-cash activities:
Cumulative adjustment to retained earnings pursuant to adoption of ASC 326	$(218)	$—

Non-GAAP Measures

We define non-GAAP income (loss) from operations as GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, transaction costs, loss on impairment of goodwill, other expense, net, and income tax provision, and adjusted EBITDA as non-GAAP income (loss) from operations plus depreciation. We discuss non-GAAP loss from operations and adjusted EBITDA, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations and adjusted EBITDA are important measures that are not calculated according to GAAP. We use non-GAAP loss from operations and adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations and adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations and adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and adjusted EBITDA and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our GAAP loss from operations, the most directly comparable GAAP financial measure, to our non-GAAP loss from operations and adjusted EBITDA for the three months ended April 30, 2023 and 2022.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP (Unaudited)

(Amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2023	2022
GAAP net loss	$(714)	$(2,996)
Other (income) expense, net	(141)	259
Income tax provision	49	1
GAAP loss from operations	$(806)	$(2,736)
Stock-based compensation	361	284
Severance and restructuring costs	44	165
Transaction costs	98	816
Non-GAAP loss from operations	$(303)	$(1,471)
Depreciation	64	67
Adjusted EBITDA	$(239)	$(1,404)

GAAP net loss per share, basic and diluted	$(0.28)	$(1.21)
GAAP loss from operations per share, basic and diluted	$(0.32)	$(1.11)
Non-GAAP loss from operations per share, basic and diluted	$(0.12)	$(0.60)
Adjusted EBITDA per share, basic and diluted	$(0.09)	$(0.57)
Weighted average common shares outstanding, basic and diluted	2,521	2,469

Share and per share information reflects the effect of a 1-for-20 reverse stock split.

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout (Unaudited)

(Amounts in thousands)

	For the Three Months Ended April 30,
	2023	2022
Product revenue:
License and subscription	$1,072	$1,222
Hardware	468	1,604
Total product revenue	1,540	2,826
Service revenue:
Maintenance and support	3,091	2,939
Professional services and other	2,361	958
Total service revenue	5,452	3,897
Total revenue	$6,992	$6,723